Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of this 18th day of May, 2015 by and among Endo International plc, a public limited company incorporated under the laws of Ireland (“Parent”), and certain persons listed on Schedule A hereto (such persons, in their capacity as holders of Registrable Securities (as defined below), the “Holders” and each a “Holder”).

RECITALS

WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent, Endo Health Solutions Inc., a Delaware corporation, Endo Limited, a private limited company incorporated under the laws of Ireland, Banyuls Limited, a private limited company incorporated under the laws of Ireland, Hawk Acquisition ULC, a Bermudian unlimited liability company, Par Pharmaceutical Holdings, Inc., a Delaware corporation (the “Company”) and Shareholder Representative Services LLC, a Colorado limited liability company, have entered into that certain Agreement and Plan of Merger, dated as of May 18, 2015 (as the same may be amended or supplemented from time to time, the “Merger Agreement”), pursuant to which Parent is acquiring, directly and indirectly, 100% of the outstanding shares of the Company. Capitalized terms used but not defined herein have the meanings attributed thereto in the Merger Agreement.

WHEREAS, as more fully described in the Merger Agreement, at the Effective Time, each outstanding share of Company Stock and each RSU and Option is being converted into the right to receive cash and ordinary shares, par value $0.0001 per share, of Parent (the “Shares”), on the terms and conditions set forth in the Merger Agreement.

WHEREAS, Parent desires to enter into this Agreement with the Holders in order to grant the Holders the registration rights described herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  g   Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Block Trade” shall mean an offering and/or sale of Registrable Securities by one or more of the Holders not involving substantial marketing efforts by the Company prior to pricing, including but not limited to (i) block trades and (ii) ordinary brokerage transactions effected on any national securities exchange on which the subject shares of the Registrable Securities may be listed at the time of sale, in each case which may or may not be on an underwritten basis (whether firm commitment or otherwise).

“Board” shall mean the Board of Directors of Parent, or a duly authorized committee thereof.

“Demand Registration” shall have the meaning set forth in Section 2(b).

“Demand Registration Statement” shall have the meaning set forth in Section 2(c) herein.

“Demand Take-Down” shall have the meaning set forth in Section 2(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any corresponding provision of succeeding law) and the rules and regulations thereunder.

“Management Holders” shall mean all Holders other than the TPG Shareholders and their Permitted Transferees (as defined in the Shareholders Agreement).

“Piggyback Registration” shall have the meaning set forth in Section 3(a) herein.

“Piggyback Registration Statement” shall have the meaning set forth in Section 3(a) herein.

“Registrable Securities” shall mean the Shares acquired by the Holders pursuant to the Merger Agreement, including any Shares acquired as a result of any reclassification, recapitalization, stock split or combination, exchange or readjustment of such Shares, or any stock dividend or stock distribution in respect of such Shares, in each case whether now owned or hereinafter acquired; provided, however, such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of in accordance with such registration statement; (ii) such Shares shall have been sold in accordance with Rule 144 (or any successor provision) under the Securities Act; or (iii) such Shares have ceased to be outstanding.

“Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement (including a Demand Registration Statement and a Piggyback Registration Statement), including registration, qualification, listing and filing fees (including, without limitation, all SEC and FINRA filing fees), printing expenses, transfer agents and registrar’s fees and expenses, fees and disbursements of counsel for Parent and all accountants and other persons retained by Parent, any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities (which shall not include fees and disbursements of counsel for the underwriters), all fees and expenses of any special experts or other persons retained by Parent in connection with any registration, all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging, and blue sky (and other securities laws) fees and expenses associated with any registration statement, as well as all internal fees and expenses of Parent. “Registration Expenses” shall not include any transfer taxes applicable to the sale, transfer, issuance or allotment of Registrable Securities or transfer taxes arising from the conversion of certificated shares to book entry form. In addition, Parent shall pay or reimburse the Holders for the reasonable fees and expenses of one law firm chosen by Holders of a majority of the Registrable Securities included in any registration statement as their counsel. Nothing in this definition shall impact any agreement on expenses between Parent and any underwriter.

“Securities Act” shall mean the Securities Act of 1933, as amended (or any corresponding provision of succeeding law), and the rules and regulations thereunder.

“Selling Expenses” shall mean all underwriting discounts, selling commissions, stock transfer taxes applicable to the sale, transfer, issuance or allotment of Registrable Securities, and other selling expenses associated with effecting any sales of Registrable Securities under any registration statement which are not included as Registration Expenses.

“Shareholders Agreement” shall mean that certain Shareholders Agreement, dated the date hereof, entered into by Parent and certain recipients of Shares pursuant to the Merger Agreement.

“Shelf Registration” shall have the meaning set forth in Section 2(a).

“Shelf Registration Statement” shall have the meaning set forth in Section 2(a).

“TPG Shareholders” shall mean TPG Sky L.P., TPG Sky Co-Invest L.P. and TPG Biotechnology Partners IV L.P., considered together.

Section 2.  g  Demand Registration Rights.

(a) Shelf Registration Statement. Solely to the extent that a shelf registration statement covering the Registrable Securities is not then effective, upon the three month anniversary of the Closing Date, Parent shall file with the SEC a shelf registration statement pursuant to Rule 415 under the Securities Act (a “Shelf Registration Statement”) relating to the offer and sale of Registrable Securities by any Holders thereof from time to time in accordance with the methods of distribution elected by such Holders, and Parent shall use its reasonable best efforts to cause such Shelf Registration Statement to promptly become effective under the Securities Act. Any such registration pursuant to the Shelf Registration Statement shall hereinafter be referred to as a “Shelf Registration.” For the avoidance of doubt, a Shelf Registration shall also be deemed to be a Demand Registration (as defined below).

(b) Right to Request Registration or Take-Down. At any time after the three month period following the Closing Date, one or more Holder(s) may, by written notice to Parent, request (i) at any time that a shelf registration statement (including the Shelf Registration Statement) covering the Registrable Securities is effective, an offering of all or part of the Registrable Securities covered by that shelf registration statement (a “Demand Take-Down”); and (ii) solely to the extent a shelf registration statement covering the Registrable Securities is not then effective, a registration statement (which may be in the form of a shelf registration statement) filed by Parent under the Securities Act to permit the sale of all or part of the Registrable Securities (a “Demand Registration”); provided that the aggregate value of the shares of Registrable Securities covered by each such Demand Take-Down or Demand Registration is not less than one hundred million dollars ($100,000,000). If the Holder(s) so elect, by written notice to Parent, Parent will use its reasonable best efforts to cause the Demand Registration or Demand Take-Down, as the case may be, to be in the form of a registered underwritten offering, which may include (at the option of the requesting Holders) but is not limited to a Block Trade.

(c) Demand Registration Statement or Demand Take-Down. Parent shall use its reasonable best efforts to file, as soon as reasonably practicable, after Parent’s receipt of any request for a Demand Registration or Demand Take-Down, either (i) if Parent has no effective shelf registration statement on file with the SEC at the time of a request for a Demand Registration or Demand Take-Down, a shelf registration statement on Form S-3 or, if Form S-3 is not available for use by Parent, such other form under the Securities Act then available to Parent, registering for resale such number of shares of Registrable Securities as the Holder(s) have requested to be included in the Demand Registration or Demand Take-Down and have such registration statement declared effective under the Securities Act as soon as reasonably practicable after receiving a request for a Demand Registration or Demand Take-Down, or (ii) if a Parent shelf registration statement covering Registrable Securities is effective at the time of a request for a Demand Registration or Demand Take-Down, a prospectus supplement covering such number of shares of Registrable Securities as requested by the Holder(s) to be included in the Demand Registration or Demand Take-Down; provided, in the case of clause (ii), that Parent has previously filed and there remains effective a shelf registration statement on Form S-3 or any successor form thereto then available to Parent that permits the Demand Registration or Demand Take-Down without the filing of a new registration statement. Such registration statement referred to in clauses (i) and (ii) above (including a prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement) is hereinafter referred to as a “Demand Registration Statement.” Parent shall give written notice to each Holder that did not initiate the Demand Registration at least three days prior to the initial filing of a Demand Registration Statement (or two days prior to the commencement of an underwritten offering if such Demand Registration is a Demand Take-Down) and, subject to Section 2(e), shall include in such Demand Registration Statement or Demand Take-Down all Registrable Securities for which Parent has received a written request from Holders within two days following delivery of the notice from Parent (or one day if such Demand Registration is a Demand Take-Down). Notwithstanding the foregoing, if any TPG Shareholder wishes to engage in a Block Trade off of a shelf registration statement (either through filing an automatic shelf registration statement or through a take-down from an already existing shelf registration statement), then such TPG Shareholder only needs to notify the Company of the Block Trade no later than seven days prior to the day such offering is to commence and neither the Company nor such TPG Shareholder shall have any obligation to notify, or allow the participation of, such other Holders in such Block Trade. The Company shall use its reasonable best efforts (including cooperating with the participating Holders with respect to the provision of necessary information) to facilitate such shelf offering (which may close as early as three Business Days after the date it commences), provided that the Holder requesting such Block Trade shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade. For the avoidance of doubt, the Management Holders shall not be entitled to receive notice of, or to elect to participate in, a Block Trade or any shelf registration statement or prospectus to be used in connection therewith.

(d) Number of Demand Registrations or Demand Take-Downs. The TPG Shareholders shall be entitled to request a maximum of four Demand Registrations and Demand Take-Downs combined (and no more than three Demand Registrations and Demand Take-

Downs in any 12 month period) in which the aggregate value of the shares of Registrable Securities covered by each such Demand Registration or Demand Take-Down is not less than one hundred million dollars ($100,000,000). For the avoidance of doubt, each Block Trade requested by a TPG Shareholder shall be deemed a Demand Registration or Demand Take-Down for purposes of Parent’s obligation to effect no more than four Demand Registrations and Demand Take-Downs combined. Parent shall not be obligated to take any action to effect any Demand Take-Down, Demand Registration or Block Trade if a Demand Registration (other than the initial Shelf Registration) was declared effective or a Piggyback Registration or Demand Take-Down or Block Trade was consummated within the preceding one hundred and twenty (120) days (unless otherwise consented to by Parent). A registration shall not count as a Demand Registration or Demand Take-Down (A) until (1) the related Demand Registration Statement has been declared effective by the SEC in the case of Section 2(b)(i) above and, if an immediate takedown under a shelf registration statement is contemplated thereunder, the prospectus supplement for such offering has been filed, or (2) the filing of the prospectus supplement contemplated in the case of Section 2(b)(ii) above, and (B) unless the Demand Registration Statement remains effective for the periods set forth in Section 2(g) herein.

(e) Selection of Underwriters. The Holder(s) will have the right to select the managing underwriter and managers to administer an offering pursuant to a Demand Registration Statement or a Demand Take-Down, subject to the prior approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed. The Holder(s) may not participate in an offering hereunder unless such Holder(s) (a) agree to sell such Registrable Securities on the basis provided in any underwriting agreement with the underwriters and (b) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements and other documents reasonably required under the terms of such underwriting arrangements customary for selling stockholders to enter into in secondary underwritten public offerings, provided that any underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, Parent to and for the benefit of Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders (except, for the avoidance of doubt, Holders are not entitled to receive opinions of counsel or comfort letters to be delivered to underwriters pursuant to such conditions precedent).

(f) Priority of Securities Offered Pursuant to Demand Registrations and Take-Downs. Parent and other holders of Shares shall have the right to participate in and include any Shares in a Demand Registration or Demand Take-Down, subject to the priority provisions set forth in this Section 2(e). If the managing underwriter of a Demand Registration or Demand Take-Down shall advise Parent that in its reasonable opinion the number of Shares requested to be included in such Demand Registration or Demand Take-Down exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such Shares can be sold, then Parent shall include in such Demand Registration or Demand Take-Down the maximum number of Shares that such underwriter or agent, as applicable, advises can be so sold without having such adverse effect, allocated (i) first, to Registrable Securities requested by the Holder(s) to be included in such Demand Registration or Demand Take-Down (including all Holders that initiated the Demand Registration or Demand Take-Down and any other Holder that requests to be included in such Demand Registration or

Demand Take-Down) allocated among such requesting Holder(s) on a pro rata basis or in such other manner as they may agree, provided that the TPG Shareholders may freely re-allocate any number of Registrable Securities held by them (or any of their Affiliates) which may be included in such Demand Registration to any of their Affiliates for purposes of determining the pro rata allocation of the securities to be included in such Demand Registration, and (ii) second, among all Shares requested to be included in such Demand Registration or Demand Take-Down by any other persons (including securities to be sold for the account of Parent) allocated among such persons on a pro rata basis or in such manner as they may agree.

(g) Restrictions on Demand Registrations and Demand Take-Downs. Parent may postpone the filing or the effectiveness of a Shelf Registration Statement, a Demand Registration Statement or commencement of a Demand Take-Down if, based on the good faith judgment of Parent’s Board of Directors, such postponement is necessary in order to avoid premature disclosure of material non-public information that the Board of Directors, after consultation with outside counsel to Parent, has in good faith determined would (i) be required to be made in any Registration Statement or report filed with the SEC by Parent so that such Registration Statement or report would not be materially misleading or contain a material omission or misstatement if such information is not included, (ii) such disclosure would not be required to be made at such time but for the filing of such Registration Statement; and (iii) the Issuer has a bona fide business purpose for not disclosing publicly; provided, however, that the Holder(s) requesting such Demand Registration Statement or Demand Take-Down shall be entitled, at any time after receiving notice of such postponement and before such Demand Registration Statement becomes effective or before such Demand Take-Down is commenced, to withdraw such request and, if such request is withdrawn, such Demand Registration or Demand Take-Down shall not count as the permitted Demand Registration or Demand Take-Down. Parent shall provide prompt written notice to such Holder(s) of (x) any postponement of the filing or effectiveness of a Shelf Registration Statement or a Demand Registration Statement or commencement of a Demand Take-Down pursuant to this Section 2(g), (y) Parent’s decision to file or seek effectiveness of such Shelf Registration Statement or Demand Registration Statement or commence such Demand Take-Down following such postponement and (z) the effectiveness of such Shelf Registration Statement or Demand Registration Statement or commencement of such Demand Take-Down. Notwithstanding the provisions of this Section 2(g), Parent may not postpone the filing or effectiveness of a Shelf Registration Statement or Demand Registration Statements and the commencement of Demand Take-Downs for a total of more than 120 days (or 45 days during the three month period beginning on the three month anniversary of the Closing Date) after the date on which the Board of Directors makes the determination that such matter should not be disclosed or for more than 150 days during any 12-month period.

(h) Effective Period of Demand Registrations. After any Demand Registration Statement filed pursuant to this Agreement has become effective or a prospectus supplement contemplated in the case of Section 2(b)(ii) hereof has been filed, Parent shall use its reasonable best efforts to keep such Demand Registration Statement continuously effective until all of the Registrable Securities covered by such Demand Registration Statement have been sold pursuant to such Demand Registration Statement in accordance with the plan of distribution set forth therein or are no longer outstanding.

(i) Resale Rights. In the event that any TPG Shareholder reasonably requests to participate in a registration pursuant to this Section 2 in connection with a distribution of Registrable Securities to its partners or members, to the extent permitted by the Shareholders Agreement, such registration shall provide for resale by such partners or members, if requested by such TPG Shareholder; notwithstanding the foregoing, Parent shall have no obligation to maintain the effectiveness of such registration after the 30-day period following such distribution.

Section 3.  g  Piggyback Registration Rights.

(a) Right to Piggyback. At any time after the three month period following the Closing Date, whenever Parent proposes to publicly sell in an underwritten offering or register for sale any of its Shares, in either case pursuant to (i) a registration statement under the Securities Act (other than a registration statement on Form S-8 or Form S-4 or a universal shelf registration statement on Form S-3 if such registration statement is not being filed in connection with an underwritten offering, or, in each case, pursuant to any similar successor forms thereto), or (ii) a prospectus supplement covering its Shares; provided, in the case of clause (ii), that Parent has previously filed and there remains effective a shelf registration statement on Form S-3 or any successor form thereto then available to Parent that permits the registered underwritten offering without the filing of a new registration statement (such registration statement referred to in clause (i) and (ii) above, including a prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, being hereinafter referred to as a “Piggyback Registration Statement”), whether for its own account or for the account of one or more securityholders of Parent (a “Piggyback Registration”), Parent shall give written notice to each Holder as soon as reasonably practicable but in no event less than three business days prior to the initial filing of such Piggyback Registration Statement (or two days prior to the date of the commencement of any such offering if such Piggyback Registration is conducted as an underwritten offering) of its intention to effect such sale or registration and, subject to Sections 3(b) and 3(c) hereof, shall include in such Piggyback Registration Statement all Registrable Securities with respect to which Parent has received a written request from Holders; provided that Parent shall have no obligation to notify, or allow the participation of, any Holder in any such Piggyback Registration conducted in connection with or in contemplation of, or to provide all or any portion of the funds or credit support to consummate, the acquisition by Parent of property (whether through the direct purchase of assets or the purchase of capital stock of, or merger or consolidation with, any person owning such assets). A Holder’s right to participate in any Piggyback Registration pursuant to an underwritten offering shall be conditioned on the Holder entering into an underwriting agreement in customary form and acting in accordance with the terms and conditions thereof, provided that any underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, Parent to and for the benefit of Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders (except, for the avoidance of doubt, Holders are not entitled to receive opinions of counsel or comfort letters to be delivered to underwriters pursuant to such conditions precedent). Notwithstanding the foregoing, if any TPG Shareholder wishes to engage in a Block Trade off of a shelf registration statement pursuant to Section 2, no other Holder shall be entitled to receive notice of, or to elect to participate in, a Block Trade or any shelf registration statement and prospectus to be used in connection with such Block Trade pursuant to this Section 3 or otherwise.

(b) Priority of Securities Offered Pursuant to Primary/Secondary Piggyback Registrations. If a Piggyback Registration is initiated as an underwritten primary registration on behalf of Parent, and the managing underwriter advises Parent that in its reasonable opinion the number of Shares requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such Shares can be sold, then Parent shall include in such registration the maximum number of Shares that such underwriter advises can be so sold without having such adverse effect, allocated (i) first, to the Shares Parent proposes to sell, and (ii) second, among Holders that request to be included in such Piggyback Registration and other security holders of Parent that request to be included in such Piggyback Registration, pro rata among such holders on the basis of the percentage of the then outstanding Shares requested to be registered by them or on such basis as such holders may otherwise agree among themselves and Parent, provided that the TPG Shareholders may freely re-allocate any number of Registrable Securities held by them (or any of their Affiliates) which may be included in such Piggyback Registration to any of their Affiliates for purposes of determining the pro rata allocation of the securities to be included in such Piggyback Registration.

(c) Priority of Securities Offered Pursuant to Secondary Piggyback Registrations. If a Piggyback Registration is initiated as a secondary underwritten registration on behalf of a holder of Parent’s securities other than a Holder, and the managing underwriter advises Parent that in its reasonable opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then Parent shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such adverse effect, allocated (i) first, to the securities requested to be included therein by the holder(s) requesting such registration and the holder(s) whose registration rights were granted concurrently with the granting of registration rights to the holder(s) requesting such registration, and (ii) second, among Parent, the Holders that request to be included in such Piggyback Registration and other security holders of Parent that request to be included in such Piggyback Registration, pro rata among such holders and Parent on the basis of the percentage of the then outstanding shares requested to be registered by them or on such basis as such holders may otherwise agree among themselves and Parent, provided that the TPG Shareholders may freely re-allocate any number of Registrable Securities held by them (or any of their Affiliates) which may be included in such Piggyback Registration to any of their Affiliates for purposes of determining the pro rata allocation of the securities to be included in such Piggyback Registration.

Section 4.  g  Registration Procedures.

(a) In connection with the filing of any registration statement pursuant to this Agreement (including any Demand Registration Statement or any Piggyback Registration Statement), Parent shall use its reasonable best efforts to, as promptly as reasonably practicable:

(i) prepare and file with the SEC (no later than the three month anniversary of the Closing Date if a Shelf Registration Statement is required or thirty (30) days after a request for a Demand Registration on Form S-3 or ninety (90) days after a request for a Demand Registration on Form S-1, subject to the restrictions set forth in Section 2(g)) the requisite registration statement (including a prospectus therein and any supplement thereto and all exhibits and financial statements required by the SEC to be filed therewith) to effect such registration and use its reasonable best efforts to cause such registration statement to become effective, and before filing such registration statement or any amendments or supplements thereto, provide to one representative on behalf of all Holders included in such registration statement (to be chosen by Holders of a majority of Registrable Securities to be included in such registration statement) and any managing underwriter(s), copies of all such documents proposed to be filed or furnished, including documents incorporated by reference, and the representative and the managing underwriter(s) shall have the opportunity to review and comment thereon, and Parent will make such changes and additions thereto as may reasonably be requested by the representative and the managing underwriter(s) prior to such filing, unless Parent reasonably objects to such changes or additions, provided that such opportunity to review and comment shall not apply to any reports filed by Parent in the ordinary course of business pursuant to the Exchange Act;

(ii) prepare and file with the SEC (and subject to the review and comment provisions set forth in paragraph 4(a)(i) above) such pre- and post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith or any Free Writing Prospectus as may be required by applicable securities laws or reasonably requested by a Holder or any managing underwriter(s) to maintain the effectiveness of such registration and to comply with the provisions of applicable securities laws with respect to the disposition of all securities covered by such registration statement during the period in which such registration statement is required to be kept effective;

(iii) furnish to each Holder of the securities being registered and each managing underwriter without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits other than those which are being incorporated into such registration statement by reference and that are publicly available), such number of copies of the prospectus contained in such registration statement and any other prospectus filed under Rule 424 under the Securities Act in conformity with the requirements of the Securities Act, and such other documents, as the Holders and any managing underwriter(s) may reasonably request;

(iv) register or qualify all Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the Holders and any managing underwriter(s) may reasonably request, except that Parent shall not for any such purpose be required to qualify generally to do business as a foreign company in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(a)(iv), or to consent to general service of process in any such jurisdiction, or to be subject to any material tax obligation in any such jurisdiction where it is not then so subject;

(v) promptly notify the Holders and any managing underwriter(s) at any time when Parent becomes aware that a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, to promptly prepare and furnish without charge to the Holders and any managing underwriter(s) a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(vi) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(vii) cooperate with the Holders and any managing underwriter(s) to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, and enable certificates for such Registrable Securities to be issued for such number of shares and registered in such names as the Holders and any managing underwriter(s) may reasonably request;

(viii) list all Registrable Securities covered by such registration statement on any securities exchange on which any such class of securities is then listed and cause to be satisfied all requirements and conditions of such securities exchange to the listing of such securities that are reasonably within the control of Parent;

(ix) notify each Holder and any managing underwriter(s), promptly after it shall receive notice thereof, of the time when such registration statement, or any post-effective amendments to the registration statement, shall have become effective;

(x) to make available to each Holder whose Registrable Securities are included in such registration statement and any managing underwriter(s) as soon as reasonably practicable after the same is prepared and publicly distributed, filed with the SEC, or received by Parent, an executed copy of each letter written by or on behalf of Parent to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and any item of correspondence received from the SEC or the Staff of the SEC (or other governmental agency or self –regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such registration statement. Parent will as soon as reasonably practicable notify the Holders and any managing underwriter(s) of the effectiveness of such registration statement or any post-effective amendment or the filing of the prospectus supplement contemplated herein. Parent will as soon as reasonably practicable respond reasonably and completely to any and all comments received from the SEC or the Staff of the SEC, with a view towards causing such registration statement or any amendment thereto to be declared effective by the SEC as soon as reasonably practicable and shall file an acceleration request as soon as reasonably practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such registration statement or any amendment thereto will not be subject to review;

(xi) advise each Holder and any managing underwriter(s), promptly after it shall receive notice or obtain knowledge thereof, of (A) the issuance of any stop order, injunction or other order or requirement by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and use its reasonable best efforts to prevent the issuance of any stop order, injunction or other order or requirement or to obtain its withdrawal if such stop order, injunction or other order or requirement should be issued, (B) the suspension of the registration of the subject shares of the Registrable Securities in any state jurisdiction and (C) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension;

(xii) upon execution of confidentiality agreements in form and substance reasonably satisfactory to Parent, make available for inspection by one representative on behalf of all Holders included in a registration statement whose Registrable Securities are included in such registration statement (to be chosen by Holders of a majority of Registrable Securities to be included in such registration statement) and any managing underwriter(s), and any attorney, accountant or other agent retained by any such Holder or underwriters, at reasonable times and in a reasonable manner, all pertinent financial and other records and corporate documents of Parent, and cause the Parent’s officers, directors and employees to supply all information reasonably requested by any such Holder, sales or placement agent, underwriter, attorney, accountant or agent to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act that is customary for a participant in a securities offering in connection with such registration statement; provided that the foregoing investigation and information gathering shall be coordinated on behalf of such parties by one firm of counsel designated by and on behalf of such parties;

(xiii) if requested by any Holder of Registrable Securities named in such registration statement or any managing underwriter(s), promptly incorporate in a prospectus supplement or post-effective amendment such information as such Holder or managing underwriter(s) reasonably requests to be included therein, including, without limitation, with respect to the Registrable Securities being sold by such Holder, the purchase price being paid therefor by any underwriters and with respect to any other terms of an underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(xiv) cooperate with each Holder and any managing underwriter(s) participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority;

(xv) in the case of an underwritten offering, (i) enter into such customary agreements (including an underwriting agreement in customary form), (ii) take all such other customary actions as the managing underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, causing senior management and other Parent personnel to reasonably cooperate with the Holder(s) whose Registrable Securities are included in a registration statement and the underwriter(s) in connection with performing due diligence) and (iii) cause its counsel to issue opinions of counsel addressed and delivered to the underwriter(s) in form, substance and scope as are customary in underwritten offerings, subject to customary limitations, assumptions and exclusions;

(xvi) in the case of an underwritten offering, use its reasonable best efforts to cause members of senior management of Parent to be available to participate in, and to reasonably cooperate with the managing underwriter(s) in connection with customary marketing activities (including select conference calls, one-on-one meetings with prospective purchasers and road shows); and

(xvii) if requested by the managing underwriter(s) of an underwritten offering, use reasonable best efforts to cause to be delivered, upon the pricing of any underwritten offering, and at the time of closing of a sale of Registrable Securities pursuant thereto, “comfort” letters from Parent’s independent registered public accountants addressed to the underwriter(s) stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by “comfort” letters of the independent registered public accountants delivered in connection with primary underwritten public offerings.

(b) As a condition precedent to the obligations of Parent to file any registration statement covering Registrable Securities, each Holder shall furnish in writing to Parent such information regarding such Holder (and any of its Affiliates), the Registrable Securities to be sold, the intended method of distribution of such Registrable Securities and such other information requested by Parent as is reasonably necessary or advisable for inclusion in the registration statement relating to such offering pursuant to the Securities Act.

Each Holder agrees by acquisition of the Registrable Securities that (i) upon receipt of any notice from Parent of the happening of any event of the kind described in Section 4(a)(v), such Holder shall forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(a)(v); (ii) upon receipt of any notice from Parent of the happening of any event of the kind described in clause (A) of Section 4(a)(xii), such Holder shall discontinue its disposition of Registrable Securities pursuant to such registration statement until such Holder’s receipt of the notice described in clause (C) of Section 4(a)(xii); and (iii) upon receipt of any notice from Parent of the happening of any event of the kind described in clause (B) of Section 4(a)(xii), such Holder shall discontinue its disposition of Registrable Securities pursuant to such registration statement in the applicable state jurisdiction(s) until such Holder’s receipt of the notice described in clause (C) of

Section 4(a)(xii). The length of time that any registration statement is required to remain effective shall be extended by any period of time that such registration statement is unavailable for use pursuant to this paragraph, provided in no event shall any registration statement be required to remain effective after the date on which all Registrable Securities cease to be Registrable Securities.

Section 5.

Indemnification.

(a) Indemnification by Parent. Parent agrees to indemnify, hold harmless and reimburse, to the fullest extent permitted by law, each Holder, its partners, officers, directors, employees, advisors, representatives and agents, and each Person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any and all losses, penalties, liabilities, claims, damages and expenses, joint or several (including, without limitation, reasonable attorneys’ fees and any expenses and reasonable costs of investigation), as incurred, to which the Holders or any such indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, penalties, liabilities, claims, damages and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered and sold under the Securities Act, any preliminary prospectus, final prospectus, free writing prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or any violation of the Securities Act or state securities laws or rules thereunder by Parent relating to any action or inaction by Parent in connection with such registration; provided, however, that Parent shall not be liable in any such case to the extent that any such loss, penalty, liability, claim, damage (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information about a Holder which is furnished to Parent by such Holder specifically for use in such registration statement. This indemnity shall be in addition to any liability Parent may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.

(b) Indemnification by the Holders. Each Holder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5(a)) Parent, each member of the Board, each officer, employee and agent of Parent and each other Person, if any, who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act, with respect to any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Holder furnished to Parent by such Holder specifically for inclusion in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement and has not been corrected in a subsequent registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim; provided, however, that Holder shall not be liable for any amounts in excess of the net proceeds received by such Holder from sales of Registrable Securities pursuant to the registration statement to which the claims relate, and provided, further, that the obligations of the Holders shall be several and not joint and several. This indemnity shall be in addition to any liability Holder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Parent or any indemnified party and shall survive the transfer of such securities by Parent.

(c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 5, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 5, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, such indemnified party shall permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party of all liability in respect to such claim or litigation or (ii) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of securities.

(d) Contribution. If, for any reason, the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the loss, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, and the relative benefits received by the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation. In connection with any registration statement filed with the SEC by Parent, the relative fault of the indemnifying party on the one hand and of the indemnified person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section, no Holder shall be required to contribute an amount greater than the net proceeds received by such Holder from sales of Registrable Securities pursuant to the registration statement to which the claims relate (after taking into account the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities).

(e) No Exclusivity. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may be available to any indemnified party at law or in equity or pursuant to any other agreement.

Section 6.  g  Covenants Relating To Rule 144. Parent shall use its reasonable best efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time. Parent shall, in connection with any sale, transfer or other disposition by any Holder of any Shares pursuant to Rule 144 promulgated under the Securities Act, promptly cause the timely preparation and delivery of certificates representing the Shares to be sold and the removal of any legend restricting transfers of the Shares, and enable certificates for such Shares to be issued (or, in the case of book-entry shares, make or cause to be made appropriate notifications on the books of Parent’s transfer agent) for such number of shares and registered in such names as the Holders may reasonably request and to provide a customary opinion of counsel required by Parent’s transfer agent.

Miscellaneous.

(a) Other Registrations. Parent shall not enter into any agreement with respect to its Shares that adversely affects the priorities of the Holders in the event of an underwriter cut-back as set forth in Section 2(e), 3(b) and 3(c) herein; provided however, that the grant of piggyback registration rights to other persons that would participate in a piggyback registration with the same priority as the Holders shall be deemed to not adversely affect the priorities of the Holders in the event of an underwriter cut-back.

(b) Termination; Survival. The rights of each Holder under this Agreement shall terminate upon the earlier of (i) the date on which the Holders collectively shall cease to hold Registrable Securities representing at least 2% of the Voting Securities (as defined in the Shareholders Agreement) outstanding at such time and (ii) the date that all of the Registrable Securities held by such Holder cease to be Registrable Securities. Notwithstanding the foregoing, the obligations of the parties under Sections 4(a)(ix), 5, 6 and this Section 7 shall survive the termination of this Agreement.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, whether in law or in equity, whether in contract or in tort, by statute or otherwise, shall be governed and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

(d) Consent to Jurisdiction; Venue; Waiver of Jury Trial. IN ADDITION, EACH OF THE PARTIES HERETO (A) CONSENTS TO SUBMIT ITSELF, AND HEREBY SUBMITS ITSELF, TO THE PERSONAL JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE, OR, IF NEITHER OF SUCH COURTS HAS SUBJECT MATTER JURISDICTION, ANY STATE COURT OF THE STATE OF DELAWARE HAVING SUBJECT MATTER JURISDICTION, IN THE EVENT ANY CLAIM, CONTROVERSY OR DISPUTE (IN EACH CASE, WHETHER IN LAW OR IN EQUITY, WHETHER IN CONTRACT OR IN TORT, BY STATUTE OR OTHERWISE) ARISES OUT OF, OR IS RELATED TO, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND AGREES NOT TO PLEAD OR CLAIM ANY OBJECTION TO THE LAYING OF VENUE IN ANY SUCH COURT OR THAT ANY JUDICIAL PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (C) AGREES THAT IT WILL NOT BRING ANY ACTION (WHETHER IN LAW OR IN EQUITY, WHETHER IN CONTRACT OR IN TORT, BY STATUTE OR OTHERWISE) RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE, OR, IF NEITHER OF SUCH COURTS HAS SUBJECT MATTER JURISDICTION, ANY STATE COURT OF THE STATE OF DELAWARE HAVING SUBJECT MATTER JURISDICTION, AND (D) CONSENTS TO SERVICE OF PROCESS BEING MADE THROUGH THE NOTICE PROCEDURES SET FORTH IN SECTION 7(l). EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein, and it supersedes all prior and contemporaneous agreements, representations and understandings of the parties, express or implied, oral or written; provided, however, that Parent shall not have any obligation to facilitate the participation of any Holder in any registration, offering or sale that is not made in compliance with the Shareholders Agreement.

(f) Amendments and Waivers. The provisions of this Agreement may be amended or waived at any time only by the written agreement of Parent and the Holders of a majority of the Registrable Securities then outstanding. Any waiver, permit, consent or approval of any kind or character on the part of any such Holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver affected in accordance with this paragraph shall be binding upon Parent and each Holder of Registrable Securities. Notwithstanding the foregoing, no amendments may be made to this Agreement that adversely affect any Holder in a manner different than any other Holder without such Holder’s prior written consent.

(g) Assignment. Except as set forth herein, the rights and obligations of a Holder under this Agreement shall not be assignable by such Holder without prior, express written consent of Parent. Notwithstanding the foregoing, the rights and obligations of any Holder may be assigned to any transferee permitted to receive Shares pursuant to the Shareholders Agreement; provided, however, that any such Shares transferred shall cease to be Registrable Securities if such transferee transfers such Shares pursuant to Rule 144 of the Securities Act without any volume or manner of sale restrictions thereunder. The rights and obligations of the Parent under this Agreement shall not be assignable by Parent without the consent of Holders of a majority of Registrable Securities then outstanding.

(h) Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the legal representatives, heirs, successors and assigns of the respective parties.

(i) Expenses. All Registration Expenses incurred in connection with any registration statement under this Agreement shall be borne by Parent. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the Registrable Securities included in such registration. The obligation of the Parent to bear the expenses provided for in this paragraph shall apply irrespective of whether a registration statement becomes effective, is withdrawn or suspended, or converted to any other form of registration and irrespective of when any of the foregoing shall occur.

(j) Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties to this Agreement. Electronic or facsimile signatures shall be deemed to be original signatures.

(k) Severability. The parties agree that if any part, term or provision of this Agreement shall be found invalid, illegal or unenforceable in any respect by any court of law of competent jurisdiction, the remaining provisions shall be severable, valid and enforceable in accordance with their terms, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

(l) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by email, in each case to the intended recipient as set forth below:

If to a Holder, to the address indicated for such Holder in Schedule A hereto with a copy (which shall not constitute notice) to:

Ropes & Gray LLP Prudential Tower 800 Boylston Street
Attn:	William M. Shields
C. Michael Roh
E-mail:	william.shields@ropesgray.com michael.roh@ropesgray.com

If to Parent, as follows:

Endo International plc

First Floor, Minerva House

Simmonscourt Road

Ballsbridge

Dublin 4, Ireland

and

Endo Health Solutions Inc.

1400 Atwater Drive

Malvern, Pennsylvania

Attn: Matthew J. Maletta,

Executive Vice President, Chief Legal Officer

E-mail: maletta.matthew@endo.com

With a copy to (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036-6522
Attn:	Eileen T. Nugent C. Michael Chitwood
E-mail:	enugent@skadden.com michael.chitwood@skadden.com

Any party may, from time to time, by written notice to the other parties, designate a different address, which shall be substituted for the one specified above for such party.

(m) Specific Performance. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

(n) No Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

PARENT:

ENDO INTERNATIONAL PLC

By:	/s/ Rajiv De Silva
Name:	Rajiv De Silva
Title:	President & Chief Executive Officer

[Signature Page to Registration Rights Agreement]

HOLDERS:

TPG SKY L.P.

By:	TPG Advisors VI, Inc., its general partner

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President

TPG SKY CO-INVEST L.P.

By:	TPG Advisors VI, Inc., its general partner

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President

TPG BIOTECHNOLOGY PARTNERS IV L.P.

By:	TPG Biotechnology GenPar IV, L.P., its general partner

By:	TPG Biotech GenPar IV Advisors, LLC, its general partner

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President

[Signature Page to Registration Rights Agreement]

Schedule A

The Holders

Name of Holder	Number of Shares of Held[1]	Address of Holder	Email Address of Holder
TPG Sky L.P.	[—]	c/o TPG Global, LLC 301 Commerce Street, Suite 3300 Fort Worth, Texas 76102 Attention: General Counsel	rcami@tpg.com

TPG Sky Co-Invest L.P.	[—]	c/o TPG Global, LLC 301 Commerce Street, Suite 3300 Fort Worth, Texas 76102 Attention: General Counsel	rcami@tpg.com

TPG Biotechnology Partners IV L.P.	[—]	c/o TPG Global, LLC 301 Commerce Street, Suite 3300 Fort Worth, Texas 76102 Attention: General Counsel	rcami@tpg.com

[1]	To be completed at Closing.

Sch. A-1